Exhibit 99.1

Inseego Reports Second Quarter 2018 Financial Results
Achieves Annualized Adjusted EBITDA Run Rate in Excess of $15 Million
Reduces GAAP Year-Over-Year Operating Loss from $5.6 Million to $0.8 Million
Closes $19.7 Million Financing Led by Tavistock Group
Meets the Top End of Guidance with Sequential Revenue and Adjusted EBITDA Growth
SAN DIEGO—August 7, 2018—Inseego Corp. (Nasdaq: INSG) (the “Company”), an industry leader in solutions for intelligent mobile enterprises, today reported the following results for the second quarter ended June 30, 2018. The Company reports second quarter revenues of $49.1 million, GAAP operating loss of $0.8 million, GAAP net loss of $6.7 million, or a net loss of $0.11 per share, adjusted EBITDA of $3.8 million and non-GAAP net loss of $0.02 per share. Cash and cash equivalents at the end of the period, including restricted cash, was $18.9 million.
“Inseego met the top end of guidance and delivered record adjusted EBITDA, which demonstrates the continued progress we’re making on our strategy. The infusion of close to $20 million in cash from the financing led by Tavistock Group, and the settlement of a former lawsuit, significantly deleverages the balance sheet and provides ample liquidity to accelerate development of 5G and IoT Cloud products, and to further strengthen our go-to-market capability,” said Dan Mondor, Chairman and CEO of Inseego. “We are winning new customers and launching new products into high growth 5G and IoT Cloud markets.”
Recent Corporate Highlights

-	Closed a $19.7 million private placement transaction led by Tavistock Group, providing additional investment and working capital to be used towards accelerating development in next generation products

-
Reduced total liabilities associated with a former lawsuit by approximately $17 million with a settlement agreement, including a potential reduction of cash liabilities from approximately $15.8 million to as low as $1.0 million

-	Solid progress on adjusted EBITDA growth, reaching an annualized run rate in excess of $15 million
IoT & Mobile Solutions

-	Q2 2018 revenue of $31.7 million

-	Continued expansion of our IoT & Mobile Solutions customer base:

●	Awarded a new 4G LTE Gigabit hotspot design with a Tier 1 U.S. wireless service provider

●	Won two 4G LTE hotspot awards with US Cellular and a large Canadian service provider

-	Launched new Skyus product portfolio for Industrial IoT device-to-cloud use cases

-	Announced a joint solution with Riverbed Technologies to expand our reach in the SD-WAN market
Enterprise SaaS Solutions

-	Q2 2018 revenue of $17.3 million

-	Ctrack SaaS subscription revenue continued year-over-year growth in the quarter

-	Signed a 3-year contract extension with T-Mobile for the DMS subscription management SaaS solution

-	Announced partnership with KLM Equipment Services (KES) for the global aviation vertical market

-	Awarded two aviation solution contracts in the UK and EMEA and engaged in a successful trial with a global logistics provider at Brussels International Airport
“We continue to see positive forward progress in adjusted EBITDA and our strategic initiatives,” said Steve Smith, CFO of Inseego. “The improvements in our financial performance and new financing with long term strategic investors enhances liquidity, deleverages the balance sheet and increases operational flexibility.”

Third Quarter Outlook
The following statements are forward-looking and actual results may differ materially. Please see the section titled “Cautionary Note Regarding Forward-Looking Statements” at the end of this news release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission (the “SEC”). Our guidance for the third quarter of 2018 reflects current business indicators and expectations as of the date of this news release, including current exchange rates for foreign currencies.

Inseego Consolidated	Third Quarter 2018 Outlook
Revenue	$49 million - $56 million
Adjusted EBITDA	$3.8 million - $4.8 million

IoT & Mobile Solutions
Revenue	$32 million - $38 million

Enterprise SaaS Solutions
Revenue	$17 million - $18 million
Conference Call Information
Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:

•	In the United States, call 1-844-881-0135

•	International parties can access the call at 1-412-317-6727
Inseego will offer a live audio webcast of the conference call, which will be accessible from the “Investors” section of the Company’s website at investor.inseego.com. The webcast will be archived for a period of two weeks. An audio replay of the conference call will also be available beginning one hour after the call, through August 21, 2018. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10122312#. International parties may call 1-412-317-0088 and enter the same code.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) enables high performance mobile applications for large enterprise verticals, service providers and small-medium businesses around the globe. Our product portfolio consists of Enterprise SaaS Solutions and IoT & Mobile Solutions, which together form the backbone of compelling, intelligent, reliable and secure IoT services with deep business intelligence. Inseego powers mission critical applications with a “zero unscheduled downtime” mandate, such as asset tracking, fleet management, industrial IoT, SD WAN failover management and mobile broadband services. Our solutions are powered by our key innovations in IoT, purpose-built SaaS cloud platforms and mobile technologies, including the newly emerging 5G technology. Inseego is headquartered in San Diego, California with offices worldwide. www.inseego.com Twitter @inseego
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our outlook for the third quarter ending September 30, 2018 and our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management's current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and fleet management software and services; (2) the growth of wireless wide-area networking and fleet management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) unexpected liabilities or expenses; (7) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G technology at the speed and functionality required by our customers; (8) litigation, regulatory and IP developments related to our products or components of our products; (9) dependence on a small number of customers for a significant portion of the Company’s revenues; and (10) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities and the timing of their implementation.
These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share exclude restructuring charges, net of recoveries, share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to the Company’s convertible senior notes and term loan and an impairment charge related to certain product lines the Company abandoned, net of recoveries. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the convertible senior notes and the term loans) and foreign currency transaction gains and losses.
Non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.
The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Inseego Corp.
Media Contact:
Anette Gaven
+1 (619) 993-3058
Anette.Gaven@inseego.com
or
Investor Relations Contact:
Joo-Hun Kim
MKR Group
+1 (212) 868-6760
joohunkim@mkrir.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues:
IoT & Mobile Solutions	$31,741	$43,265	$60,621	$82,027
Enterprise SaaS Solutions	17,316	16,648	35,169	33,275
Total net revenues	49,057	59,913	95,790	115,302
Cost of net revenues:
IoT & Mobile Solutions	24,623	35,615	48,375	67,638
Enterprise SaaS Solutions	6,998	5,662	13,860	12,842
Impairment of abandoned product line, net of recoveries	(221)	1,407	355	1,407
Total cost of net revenues	31,400	42,684	62,590	81,887
Gross profit	17,657	17,229	33,200	33,415
Operating costs and expenses:
Research and development	4,968	5,400	9,944	11,689
Sales and marketing	5,635	7,002	11,050	14,159
General and administrative	6,302	8,094	12,797	20,131
Amortization of purchased intangible assets	931	905	1,895	1,809
Restructuring charges, net of recoveries	643	1,443	920	2,252
Total operating costs and expenses	18,479	22,844	36,606	50,040
Operating loss	(822)	(5,615)	(3,406)	(16,625)
Other income (expense):
Interest expense, net	(5,147)	(4,881)	(10,247)	(9,037)
Other expense, net	(438)	(985)	(374)	(1,628)
Loss before income taxes	(6,407)	(11,481)	(14,027)	(27,290)
Income tax provision	272	556	712	861
Net loss	(6,679)	(12,037)	(14,739)	(28,151)
Less: Net loss attributable to noncontrolling interests	19	13	29	27
Net loss attributable to Inseego Corp.	$(6,660)	$(12,024)	$(14,710)	$(28,124)
Per share data:
Net loss per share:
Basic and diluted	$(0.11)	$(0.21)	$(0.24)	$(0.49)
Weighted-average shares used in computation of net loss per share:
Basic and diluted	61,468,129	57,970,033	61,096,886	57,726,475

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,836	$21,198
Restricted cash	61	61
Accounts receivable, net	23,418	15,674
Inventories, net	12,937	20,403
Prepaid expenses and other	6,165	9,101
Total current assets	61,417	66,437
Property, plant and equipment, net	6,031	6,991
Rental assets, net	6,300	7,563
Intangible assets, net	33,510	38,671
Goodwill	34,358	37,681
Other assets	870	864
Total assets	$142,486	$158,207
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$29,270	$29,332
Accrued expenses and other current liabilities	35,397	27,558
DigiCore bank facilities	2,505	3,075
Total current liabilities	67,172	59,965
Long-term liabilities:
Convertible senior notes, net	88,913	84,773
Term loan, net	44,801	44,055
Deferred tax liabilities, net	4,673	5,261
Other long-term liabilities	1,570	9,768
Total liabilities	207,129	203,822
Stockholders’ deficit:
Common stock	60	59
Additional paid-in capital	522,033	519,531
Accumulated other comprehensive income (loss)	(2,188)	4,604
Accumulated deficit	(584,469)	(569,759)
Total stockholders’ deficit attributable to Inseego Corp.	(64,564)	(45,565)
Noncontrolling interests	(79)	(50)
Total stockholders’ deficit	(64,643)	(45,615)
Total liabilities and stockholders’ deficit	$142,486	$158,207

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(6,679)	$(12,037)	$(14,739)	$(28,151)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,432	3,583	7,319	7,662
Provision for bad debts, net of recoveries	82	631	314	732
Loss on impairment of abandoned product line, net of recoveries	(221)	1,407	355	1,407
Provision for excess and obsolete inventory, net of recoveries	256	201	1,076	172
Share-based compensation expense	802	888	1,944	1,979
Amortization of debt discount and debt issuance costs	2,443	2,734	4,886	5,082
Loss on disposal of assets	383	41	501	171
Deferred income taxes	(2)	(36)	(6)	(15)
Unrealized foreign currency transaction loss, net	373	20	49	57
Other	(322)	203	60	494
Changes in assets and liabilities:
Accounts receivable	(5,535)	3,403	(8,676)	(4,972)
Inventories	705	2,447	3,503	2,844
Prepaid expenses and other assets	(674)	1,615	2,881	(2,205)
Accounts payable	9,997	(7,125)	904	7,194
Accrued expenses, income taxes, and other	243	(7,738)	532	(5,391)
Net cash provided by (used in) operating activities	5,283	(9,763)	903	(12,940)
Cash flows from investing activities:
Purchases of property, plant and equipment	(327)	(527)	(653)	(1,444)
Proceeds from the sale of property, plant and equipment	5	124	30	182
Purchases of intangible assets and additions to capitalized software development costs	(544)	(645)	(1,099)	(1,500)
Net cash used in investing activities	(866)	(1,048)	(1,722)	(2,762)
Cash flows from financing activities:
Proceeds from term loans	—	18,000	—	18,000
Payment of issuance costs related to term loans	—	(424)	—	(424)
Net borrowings under (repayment of) DigiCore bank and overdraft facilities	10	665	(208)	581
Net repayment of revolving credit facility	—	(2,750)	—	—
Principal payments under capital lease obligations	(150)	(221)	(359)	(462)
Principal payments on mortgage bond	(81)	(72)	(166)	(142)
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	176	54	558	(731)
Net cash provided by (used in) financing activities	(45)	15,252	(175)	16,822
Effect of exchange rates on cash, cash equivalents and restricted cash	(1,648)	540	(1,368)	352
Net increase (decrease) in cash, cash equivalents and restricted cash	2,724	4,981	(2,362)	1,472
Cash, cash equivalents and restricted cash, beginning of period	16,173	6,385	21,259	9,894
Cash, cash equivalents and restricted cash, end of period	$18,897	$11,366	$18,897	$11,366

INSEEGO CORP.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2018		Six Months Ended June 30, 2018
	Net Income (Loss)	Income (Loss) Per Share	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(6,679)	$(0.11)	$(14,739)	$(0.24)
Adjustments:
Share-based compensation expense(a)	802	0.01	1,944	0.03
Purchased intangibles amortization(b)	1,485	0.02	3,033	0.05
Debt discount and issuance costs amortization	2,443	0.04	4,886	0.07
Restructuring charges, net of recoveries	643	0.02	920	0.02
Impairment of abandoned product line, net of recoveries(c)	(221)	—	355	0.01
Non-GAAP net loss	$(1,527)	$(0.02)	$(3,601)	$(0.06)

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)
Includes the additional write down of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of recoveries related to the subsequent sale of such abandoned products.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended June 30, 2018
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Impairment of abandoned product line, net of recoveries (c)	Non-GAAP
Cost of net revenues	$31,400	$20	$554	$—	$(221)	$31,047
Operating costs and expenses:
Research and development	4,968	193	—	—	—	4,775
Sales and marketing	5,635	139	—	—	—	5,496
General and administrative	6,302	450	—	—	—	5,852
Amortization of purchased intangible assets	931	—	931	—	—	—
Restructuring charges, net of recoveries	643	—	—	643	—	—
Total operating costs and expenses	$18,479	782	931	643	—	$16,123
Total		$802	$1,485	$643	$(221)

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes the sale of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of additional impairments.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Six Months Ended June 30, 2018
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Impairment of abandoned product line, net of recoveries (c)	Non-GAAP
Cost of net revenues	$62,590	$74	$1,138	$—	$355	$61,023
Operating costs and expenses:
Research and development	9,944	408	—	—	—	9,536
Sales and marketing	11,050	448	—	—	—	10,602
General and administrative	12,797	1,014	—	—	—	11,783
Amortization of purchased intangible assets	1,895	—	1,895	—	—	—
Restructuring charges, net of recoveries	920	—	—	920	—	—
Total operating costs and expenses	$36,606	1,870	1,895	920	—	$31,921
Total		$1,944	$3,033	$920	$355

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)
Includes the additional write down of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of recoveries related to the subsequent sale of such abandoned products.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Loss before income taxes	$(6,407)	$(14,027)
Depreciation and amortization(a)	3,432	7,319
Share-based compensation expense(b)	802	1,944
Restructuring charges, net of recoveries	643	920
Impairment of abandoned product line, net of recoveries(c)	(221)	355
Interest expense, net(d)	5,147	10,247
Other income, net(e)	438	374
Adjusted EBITDA	$3,834	$7,132

(a)	Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.

(b)	Includes share-based compensation expense recorded under ASC Topic 718.

(c)
Includes the additional write down of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of recoveries related to the subsequent sale of such abandoned products.

(d)	Includes the amortization of debt discount and issuance costs related to the convertible senior notes and term loan.

(e)	Includes foreign currency transaction gains and losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
IoT & Mobile Solutions	$31,741	$28,880	$29,708	$41,116	$43,265
Enterprise SaaS Solutions	17,316	17,853	16,826	16,345	16,648
Total net revenues	$49,057	$46,733	$46,534	$57,461	$59,913